UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2026

Faraday Future Intelligent Electric Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39395	84-4720320
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

18455 S. Figueroa Street
Gardena, CA	90248
(Address of principal executive offices)	(Zip Code)

(424) 276-7616

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	FFAI	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $110,400.00 per share	FFAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On February 13, 2026, the Company held a special meeting of stockholders (the “Special Meeting”). The purpose of the Special Meeting was described in the Company’s definitive proxy statement as filed with the Securities and Exchange Commission on January 9, 2026 (the “Definitive Proxy Statement”).

As of December 23, 2025, the record date for the Special Meeting (the “Record Date”), 205,703,708 shares were entitled to vote (collectively, the “Voting Shares”), consisting of 198,292,589 shares of FFAI Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), 6,667 shares of FFAI Class B Common Stock, par value $0.0001 per share (together with the Class A Common Stock, the “Common Stock”), 7,404,451 shares of Series B Preferred Stock, par value $0.0001 per share (the “FFAI Series B Preferred Stock”) and one share of FFAI Series A preferred stock, par value $0.0001 per share (the “FFAI Series A Preferred Stock”, collectively with FFAI Series B Preferred Stock, the “Preferred Stock”). A total of 105,072,204 shares of Common Stock and FFAI Series B Preferred Stock and one share of the FFAI Series A Preferred Stock were present at the Special Meeting, by virtual attendance or by proxy, which represents approximately 51.08% of the Voting Shares (constituting a quorum), as of the Record Date.

Set forth below are the final voting results, based on the certified final report provided by the inspector of elections of the Special Meeting, for Proposal 1, Proposal 2, and Proposal 3 (collectively, the “Proposals”), each of which is set forth below and described in detail in the Definitive Proxy Statement.

Proposal 1: Share Authorization Proposal

The Company’s stockholders approved an amendment to the Charter, to increase the number of authorized shares of FFAI Common Stock by 79,814,454, from 232,470,985 to 312,285,439 (representing an increase of approximately  34%), and increase the number of authorized shares of the Company’s Preferred Stock, by 6,156,265 shares, from 17,931,000 to 24,087,265, so that the total number of authorized shares of the Company’s Common Stock and Preferred Stock will be increased from 250,401,985 shares to 336,372,704 shares. The final voting results, including 7,000,000,000 votes represented by the share of FFAI Series A Preferred Stock voted in the same proportion as the votes cast by shares of FFAI Common Stock, are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
5,319,172,173	1,710,241,356	17,136,070	58,522,605

Proposal 2: Name Change Proposal

The Company’s stockholders did not approve an amendment to the Company’s Charter to change the Company’s name from Faraday Future Intelligent Electric Inc. to Faraday Future AI Electric Vehicle Inc. as the total number of shares voting for such proposal was less than a majority of the voting power of the outstanding shares of FFAI Common Stock and FFAI Series B Preferred Stock, voting together as a single class. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
72,503,928	32,457,561	110,715	N/A

Proposal 3: Adjournment Proposal

The Company’s stockholders approved the adjournments of the Special Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Special Meeting to be necessary or appropriate, by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
90,636,356	14,224,531	211,317	N/A

Item 8.01 Other Events

On February 13, 2026, the Company issued a press release with respect to the voting results of the Special Meeting set forth in Item 5.07 of this Current Report on Form 8-K. A copy of each press release is furnished hereto as Exhibit 99.1, and incorporated herein by reference.

The information in this Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 13, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Date: February 13, 2026	By:	/s/ Koti Meka
	Name:	Koti Meka
	Title:	Chief Financial Officer

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